EXHIBIT 15
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attn.:  Document Control

Re:  Oryx Energy Company Form 10-Q

We are aware that our report dated November 4, 1997 on our review of the interim condensed consolidated balance sheet of Oryx Energy Company and its Subsidiaries as of September 30, 1997, the related condensed consolidated statements of income for the three and nine months ended September 30, 1997 and 1996, and the related condensed consolidated statements of cash flows for the nine months ended September 30, 1997 and 1996, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                Registration No.
On Form S-3 for:

   Oryx Energy Company $500,000,000 Debt
     Securities; Preferred Stock; and Common Stock     33-45611

   Oryx Energy Company $600,000,000 Debt Securities    33-33361

   Oryx Energy Company 7,259,394 shares of
     Common Stock                                      33-36799

On Form S-8 for:

   Oryx Energy Company 1992 Long-Term Incentive Plan   33-42695

   Oryx Energy Company Long-Term Incentive Plan        33-25032

   Oryx Energy Company Capital Accumulation Plan       33-24918

   Oryx Energy Company Equity and Deferred
     Compensation Plan for Non-Employee Directors     333-03075

   Oryx Energy Company Executive Variable Incentive
     Plan                                             333-03089

   Oryx Energy Company 1997 Long-Term Incentive Plan  333-26563

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                   /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
November 4, 1997